EXHIBIT 99.1

FREESTAR
   TECHNOLOGY CORPORATION
(LOGO OMITTED)


FOR IMMEDIATE RELEASE:


            FREESTAR TECHNOLOGY CORP. SECURES $9.2 MILLION FINANCING


DUBLIN, February 1, 2006--PR Newswire-FirstCall/ FreeStar Technology Corp. (OTC
BB: FSRT - News), an international card payments processor and technology company, today announced that it has signed private placement agreements to secure $9.2 million in financing from a European finance group led by Swedish financier, analyst and writer Soren Moberg.

The terms agreed to provide for the purchase of 46 million newly issued shares under Regulations S of restricted common stock at $0.20 per share and two-year warrants to purchase 14 million shares at a strike price of $1.50, as well as an additional 36 million warrants at a strike prices ranging from $2.50 to $8.50. The investors have agreed to pay $4.6 million within seven days of the issuance of the restricted shares and an additional $4.6 million four months later.

Paul Egan, chief executive officer of FreeStar Technology Corp., said, "This financing represents a significant commitment to FreeStar Technology. It will strengthen our balance sheet as well as provide capital to grow our business. Coupled with the expected cash flow from our growing revenue base, we anticipate that this financing will enable us to expand and enrich our programs to meet the needs of our new and existing customers."

Soren Moberg said, "In negotiating this investment, we coordinated a group of Swiss, Swedish and British investors that regard FreeStar Technology as a key long-term investment because of our belief that it is a strong company with exceptional potential."

The Margaux Group, www.margauxgroup.ch, based in Geneva, Switzerland, acting as financial adviser, assisted in arranging the financing transaction. Carl Hessel, chief executive officer of the Margaux Group, is also a director of FreeStar Technology.

Complete terms of the financing arrangements are supplied in the 8-K filing with the United States Securities and Exchange Commission.

ABOUT FREESTAR TECHNOLOGY CORP.
FreeStar Technology Corp. is a payment processing company. Its wholly owned subsidiary Rahaxi Processing Oy., based in Helsinki, has a robust Northern European BASE24 credit card processing platform. Rahaxi currently processes in excess of 1.3 million card payments per month for such companies as Finnair, Ikea and Stockman. The company, based in Dublin, Ireland, maintains satellite offices in Santo Domingo, Dominican Republic, Helsinki and Geneva. For more information, please visit http://www.freestartech.com

FORWARD-LOOKING STATEMENTS:

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. When used in this press release, the words "expects," "anticipates," "believes," "plans," "will" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements regarding our adequacy of cash, expectations regarding net losses and cash flow, statements regarding our growth, our need for future financing, our dependence on personnel, and our operating expenses. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are

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forward-looking statements that involve risks and uncertainties. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those discussed above as well as risks set forth above under "Factors That May Affect Our Results." These forward-looking statements speak only as of the date hereof. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The companies caution that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in FreeStar's Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at www.sec.gov). FreeStar undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:
FreeStar Technology Corporation
Paul Egan
809-368-2001

Stern & Co.
Arun Chakraborty,
212-888-0044

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